UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2004

IMC GLOBAL INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9759	36-3492467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Road Suite 300 Lake Forest, Illinois		60045
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 739-1200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On October 15, 2004, in connection with the anticipated closing of the transactions contemplated by the Agreement and Plan of Merger and Contribution, dated as of January 26, 2004, by and among IMC Global Inc. (“IMC”), Global Nutrition Solutions, Inc. (now known as The Mosaic Company), GNS Acquisition Corp., Cargill, Incorporated and Cargill Fertilizer, Inc., as amended by Amendment No. 1 to Agreement and Plan of Merger and Contribution, dated as of June 15, 2004 (the “Merger and Contribution Agreement”), IMC entered into an amendment, dated as of October 8, 2004 (the “Amendment”), to its Amended and Restated Credit Agreement dated as of May 17, 2001, as amended and restated as of February 21, 2003, among IMC, the borrowing subsidiaries party thereto, JPMorgan Chase Bank, as administrative agent, and the lenders party thereto (the “Credit Agreement”).  The Amendment will become effective concurrently with the closing of the transactions contemplated by the Merger and Contribution Agreement, if the other conditions to effectiveness set forth in the Amendment are satisfied.

The Amendment provides for, among other things, modifications to the change of control and other provisions of the Credit Agreement to permit the transactions contemplated by the Merger and Contribution Agreement and the anticipated solicitation of consents by IMC and its majority-owned subsidiary, Phosphate Resource Partners Limited Partnership, to amendments to their outstanding public debt securities.  After the closing of the transactions contemplated by the Merger and Contribution Agreement, IMC will be subject to restrictions under the Amendment on financial transactions with its new affiliated entities, in addition to existing limitations in the Credit Agreement on affiliate transactions.

JP Morgan Chase Bank, the administrative agent under the Credit Agreement, has also been retained by IMC to provide financial services, including debt financing and other services, such as the company may require.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.ii hereto and which is incorporated by reference herein.

IMC expects that, subject to approval by its common shareholders at a special meeting to be held on October 20, 2004 and satisfaction of other customary closing conditions, the transactions contemplated by the Merger and Contribution Agreement will close on or about October 22, 2004.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

The Exhibits to this Report are listed in the Exhibit Index hereto.

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The Mosaic Company has filed a definitive proxy statement/prospectus relating to the proposed transactions contemplated by the Merger and Contribution Agreement with the Securities and Exchange Commission (“SEC”), which was mailed to IMC’s common stockholders on or about September 21, 2004.  Stockholders are urged to read the definitive proxy statement/prospectus regarding the proposed transaction, because it contains important information. Stockholders may obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about Cargill and IMC, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the definitive proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the definitive proxy statement/prospectus can also be obtained, without charge, by directing a request to IMC Global Inc., 100 South Saunders Road, Lake Forest, Illinois 60045-2561, Attention: Douglas A. Hoadley, or by telephone at (847) 739-1200, email:  dahoadley@imcglobal.com, or to Cargill, Incorporated, 15407 McGinty Road West, MS 25, Wayzata, Minnesota 55391, Attention:  Lori Johnson, or by telephone at (952) 742-6194, email:  lori_johnson@cargill.com.

The respective directors and executive officers of Cargill, Incorporated and IMC and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information regarding such persons and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement/prospectus filed with the SEC on September 20, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMC GLOBAL INC.

	By:	/s/ J. Reid Porter
J. Reid Porter
Executive Vice President and Chief Financial Officer

Date: October 18, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.ii

Amendment No. 5 dated as of October 8, 2004 to the Amended and Restated Credit Agreement dated as of May 17, 2001, as amended and restated as of February 21, 2003, by and among IMC Global Inc., Phosphate Resource Partners Limited Partnership, IMC Phosphates Company, JP Morgan Chase Bank, as administrative agent, and the lenders party thereto.